Exhibit 4.13

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement”) is made as of June 24, 2020, by and among the Investors identified on the signature pages hereto (the “Investors”), and Better Choice Company Inc., a Delaware corporation (the “Company”), and the parties hereto agree as follows:

1.	Definitions.

In addition to the words and terms defined elsewhere in this Subscription Agreement, for all purposes of this Subscription Agreement, the following terms have the meanings set forth in this Section 1:

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 3.

“Closing Date” means the earlier to occur of (a) June 24, 2020 and (b) the day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to Closing have been satisfied or waived.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Conversion Price” means $0.75 per share.

“Conversion Privilege” means the right, at the option of the holder of Convertible Notes, to convert the principal amount of Convertible Notes into Common Stock at any time prior to the close of business on the last business day immediately preceding the two year anniversary of the issue date.

“Convertible Notes” means, collectively, the subordinated convertible promissory notes delivered to the Investors at the Closing in accordance with Section 3 hereof, which Convertible Notes shall bear interest at a rate of 10.0% per annum from the date of issue, payable quarterly in kind.

“Convertible Note Shares” means shares of Common Stock issuable upon conversion of the Convertible Notes at the Conversion Price.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated the Closing Date, among the Company, the Investors and any additional investors party thereto, substantially in the form attached hereto as Exhibit A.

“Securities” means the Convertible Notes, the Warrants, the Convertible Note Shares and the Warrant Shares.

“Subscription Price” means the original principal amount of the Convertible Notes subscribed for by the Investors.

“Transaction Documents” means this Subscription Agreement, the Convertible Notes, the Warrants, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Investors at the Closing in accordance with Section 3 hereof, which Warrants shall be exercisable at any time for a period ending on the earlier of (i) 84 months from the date of the consummation of an underwritten public offering or other uplist transaction through which the Company lists its Common Stock on the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or another national securities exchange in the United States or Canada or (ii) June 30, 2030, substantially in the form attached hereto as Exhibit B.

“Warrant Exercise Price” means $1.25 per share.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants at the Warrant Exercise Price.

2.	Subscription.

(a) The Company has authorized the sale and issuance to the Investors (the “Offering”) of the number of Convertible Notes and Warrants set forth on the signature page, and the Company desires to issue and sell to Investor the Convertible Notes and the Warrants in consideration for the payment of the Subscription Price.

(b) At the Closing, the Company and the Investors agree that the Investors will purchase from the Company and the Company will issue and sell to the Investor, upon the terms and conditions set forth herein, the number Convertible Notes and Warrants as determined pursuant to Section 2(a). The Investor acknowledges that the Offering is not being underwritten.

3.
Closing and Delivery of the Convertible Notes and Warrants. On the Closing Date, upon the terms and conditions set forth herein, the Company shall deliver to the Investors the Convertible Notes and Warrants as determined pursuant to Section 2(a) simultaneously with the payment of the Subscription Price. Upon satisfaction of the covenants and conditions set forth herein, the Closing shall occur at the offices of Meister Seelig & Fein LLP, 125 Park Avenue, 7th Floor, New York, New York 10017, or such other location as the parties shall mutually agree.

4.	Representations, Warranties and Covenants of the Company. The Company acknowledges, represents and warrants to, and agrees with, the Investors that:

(a) The Company is duly incorporated and validly existing under the laws of the State of Delaware, with full requisite power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law of any governmental or administrative body to enter into this Subscription Agreement, to carry out the provisions and conditions hereof, and for the conduct by the Company of its business as it is currently being conducted, as contemplated hereby and in the Company‘s by-laws.

(b) The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and shareholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the issuance and delivery of the Convertible Notes and Warrants.

(c) The Convertible Note Shares and Warrant Shares  to be issued by the Company to the Investors in accordance with the terms of the Convertible Notes and the Warrants, respectively, have been duly authorized and the Convertible Note Shares and Warrant Shares when issued and delivered in accordance with the terms and conditions of the Convertible Notes and the Warrants, respectively, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights.

(d) No authorization, approval, consent or license of any governmental regulatory body or authority is required for the valid authorization, issuance, sale and delivery of the Convertible Notes and Warrants subscribed for hereunder (other than as may be required under the securities or blue sky laws of the various states of the United States and jurisdictions outside the United States where the offering of such Securities is made).

(e) The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby will not: (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation, except in the case of clauses (i) and (ii) such breaches, violations, defaults, or conflicts which are not, individually or in the aggregate, reasonably likely to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Subscription Agreement.

(f) This Subscription Agreement, when signed by the Company on the signature page hereof as contemplated hereby, shall be validly executed and delivered and shall be valid, binding and enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the court in which they are sought.

(g) With the exception of obligations under (i) a registration rights agreement, dated as of December 12, 2018, and (ii) a registration rights agreement, dated as of May 6, 2019  (as amended by the first amendment thereto, dated as of June 10, 2019), the Company is not in default in the performance of any obligation, agreement or condition contained in any of its governing documents, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which the Company is a party or by which the Company is bound or to which the Company’s properties are subject, nor is the Company in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Company, or impair the Company’s ability to carry out its obligations under this Subscription Agreement or under its governing documents.

(j) There is no litigation, investigation or other proceeding pending or, to the Company’s knowledge, threatened against the Company which, if adversely determined, would materially adversely affect the business, financial condition or prospects of the Company or the ability of the Company to perform its obligations under this Subscription Agreement.

(k) To the extent offer and sale of the Securities pursuant to this Subscription Agreement is intended to be exempt from registration pursuant to Regulation S promulgated under the Securities Act (as defined below) (“Regulation S”), the Company has not engaged, nor will engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.

(l) The authorized capital stock of the Company immediately upon the consummation of the transactions contemplated by the Subscription Agreement shall consist of:

i.
4,000,000 authorized shares of preferred stock, of which 2,900,000 shares have been duly designated as Series E Preferred Stock (“Preferred Stock”).  There are 1,387,378 shares of Preferred Stock duly and validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, which shares are convertible into an aggregate of 1,760,903 shares of Common Stock;

ii.
88,000,000 shares shall have been duly designated as Common Stock, of which 48,939,708 shares are duly and validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof;

iii.	8,053,371 shares of Common Stock shall have been duly reserved for issuance upon exercise of options issued pursuant to the 2019 Incentive Award Plan;

iv.	15,087,976 shares of Common Stock shall have been duly reserved for issuance upon exercise of the outstanding warrants;

v.	5,037,648 shares of Common Stock shall have been duly reserved for issuance upon conversion of the outstanding convertible notes; and

vi.
2,000,000 shares of Common Stock shall have been duly reserved for issuance upon exercise of the Warrants and 2,000,000 shares of Common Stock shall have been duly reserved for issuance upon conversion of the Convertible Notes.

5.
Representations, Warranties and Covenants of each of the Investors. As subscriber to this Subscription Agreement, each Investor acknowledges, represents and warrants to, and agrees with, the Company that:

(a) Such Investor has full right, power, authority and capacity to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Subscription Agreement.

(b) Such Investor acknowledges its understanding and agreement that the Convertible Notes and Warrants are being offered in a transaction not involving any public offering within the United States in reliance on an exemption from registration within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and such Securities have not been and will not be registered  under, or registered or qualified by a prospectus under any other securities laws, and, accordingly, may not be reoffered, resold, pledged, hypothecated or otherwise transferred unless an exemption from such registration or prospectus requirement is available. Such Investor understands that the Company does not intend, and has no obligation, to register the Securities under the Securities Act or register or qualify such Securities pursuant to a prospectus under any other securities laws or otherwise to assist such Investor in complying with any exemption from the registration or prospectus requirements of federal, state or other securities laws or obtaining any such opinion.

(c) Such Investor acknowledges that the Company is relying on such Investor’s representations and warranties below in connection with this Subscription Agreement. Each Investor represents and warrants to the Company as follows:

i.
Such Investor has all requisite power and authority to enter into this Subscription Agreement and perform all obligations required to be performed by such Investor hereunder. The signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable in accordance with its terms.

ii.
Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has completed, executed and delivered to the Company, the Investor Questionnaire in the form attached hereto as Exhibit C.

iii.
Such Investor realizes that the basis for exemption would not be available if the Offering was part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws.

iv.
Such Investor is subscribing for, and acquiring, the Securities hereunder solely for such Investor’s own beneficial account for investment and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Securities Act.

v.
Such Investor acknowledges and understands that the Securities may not be resold by such Investor unless such resale is registered under the Securities Act or such resale is effected pursuant to a valid exemption from the registration requirements of the Securities Act.

vi.
Such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company.  Such Investor’s financial situation is such that such Investor can afford to bear the economic risk of holding the Securities for an indefinite period of time, and can afford to suffer the complete loss of an investment in the Company. Such Investor understands that it must bear the economic risk of an investment for an indefinite period of time because, among other reasons, the offering and sale of the Securities have not been registered under the Securities Act and, therefore, the Securities cannot be sold unless it is subsequently registered under the Securities Act or an exemption from such registration is available.

vii.
Such Investor has adequately analyzed the risks of an investment in the Company and the Securities and determined, based upon Such Investor’s own judgment, due diligence (and has sought such accounting, legal and tax advice as such Investor has considered necessary to make an informed investment decision) and not upon any view expressed by any other person or entity, that an investment in the Company and the Securities are a suitable investment for such Investor and that such Investor has the financial ability at this time and in the foreseeable future to bear the economic risk of a total loss of such Investor’s investment in the Company and the Securities, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Company.

viii.
Such Investor has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and the business, financial condition, results of operations and prospects of the Company. Such Investor has had access to such information concerning the Company and the Securities as it deems necessary to make an informed investment decision concerning the purchase of the Securities.

ix.
Such Investor is unaware of, and is in no way relying on, any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, in connection with the Offering and is not subscribing for Convertible Notes and Warrants and did not become aware of the Offering through or as a result of any seminar or meeting to which such Investor was invited by, or any solicitation of a subscription by, a person not previously known to such Investor in connection with investments in securities generally.

x.
To the extent the offer and sale of the Securities pursuant to this Subscription Agreement is intended to be exempt from registration pursuant to Regulation S, such Investor represents, warrants and agrees that such Investor: (i) is not a U.S. Person, as such term is defined in Regulation S; (ii) is outside the United States at the time the buy order pursuant to this Agreement is originated and this Agreement is executed and delivered; (iii) will not, during the period commencing on the date hereof and ending on the six (6) months anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (“Compliance Period”), offer, sell, pledge or otherwise transfer the Securities in the United States, or to a U.S. Person for the account or benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S; (iv) after the expiration of the Compliance Period, will offer, sell, or otherwise transfer the Securities only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws; and (v) has not engaged in, and prior to the expiration of the Compliance Period will not engage in, any short selling of or any hedging transaction with respect to the Securities in the United States.

(d) Such Investor will not sell or otherwise transfer any Securities except pursuant to a registration of the Securities under the Securities Act or in a transaction exempt from, the registration requirements of the Securities Act.  In particular, such Investor is aware that the Securities are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Company covenants that it will use its commercially reasonable efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated by the Securities and Exchange Commission (or, if the Company is not required to file such reports, it will, upon the request of such Investor, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use commercially reasonable efforts to take such further action as Investor may reasonably request.  Such Investor understands that the Company or its transfer agent may establish procedures for approval of transfers, including transfers sought to be permitted under Rule 144, which may result in delays in desired sales or transfers by such Investor.

(e) Such Investor understands that the Securities have not been and will not be registered under the Securities Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act, the availability of which exemption or exemptions depends upon, among other things, the bona fide nature of the investment intent as expressed by such Investor herein. Such Investor acknowledges that, to the extent all or part of the Securities (or other securities issued upon any transfer of the Securities) shall be stamped or otherwise imprinted with a legend in substantially the following form (the “Restrictive Legend”) for as long as such Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR OTHER AVAILABLE EXEMPTION, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.	Conditions to Obligations of the Company and the Investors:

(a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

i.	the accuracy in all material respects on the Closing Date of the representations and warranties of each Investor contained herein;

ii.	all obligations, covenants and agreements of each Investor required to be performed at or prior to the Closing Date shall have been performed; and

iii.	the delivery by each Investor of the Subscription Price.

(b)	The obligations of each Investor hereunder in connection with the Closing are subject to the following conditions being met:

i.	the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

ii.	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

iii.
the delivery by the Company of duly executed copies of the Transactions Documents and evidence, reasonably acceptable to each Investor, that the Convertible Notes and Warrants have been issued in book-entry or certificated form, as applicable.

7.	Miscellaneous.

(a) Entire Agreement; Modifications. Except as otherwise provided herein, this Subscription Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription Agreement. This Subscription Agreement may be modified only in writing signed by the Company and each Investor.

(b) Counterparts. This Subscription Agreement may be executed in any number of counterparts, all of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may also be made by delivery of a facsimile or e-mail, which shall be deemed an original.

(c) Notices. All notices or other communications required or permitted to be provided hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed e-mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or the Investors, as applicable, at the address for such recipient listed on the signature pages hereto or at such other address as such recipient has designated by two days advance written notice to the other parties hereto.

(d) Third Party Beneficiaries.  This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(e) Governing Law. This Subscription Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof (other than sections 5-1401 and 5-1402 of the General Obligations Laws).

(f) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(g) Each party agrees to cooperate fully with the other party hereto and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by the other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Subscription Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement effective as of the date first written above.

BETTER CHOICE COMPANY INC.

By:
Name:	Werner Von Pien
Title:	Chief Executive Officer
Address:	164 Douglas Rd E
Oldsmar, Florida 34677
Email:	wvonpein@halopets.com

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement effective as of the date first written above.

INVESTOR:

By:
Name:
Title:

Convertible Note Dollar Amountt (Subscription Price):	$_______
Convertible Note Share Amount:	________
Warrant Share Amount:	________

Address:

Email Address:

Exhibit A

Form of Registration Rights Agreement

Exhibit B

Form of Warrants

Exhibit C

INVESTOR QUESTIONNAIRE

To: Better Choice Company Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the subordinated convertible promissory notes and common stock purchase warrants (collectively, the “Securities”), of Better Choice Company Inc., a Delaware corporation (the “Company”).  The Securities are being offered and sold by the Company in the United States without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  The Company must determine that a potential investor meets certain suitability requirements before offering or selling the Securities to such investor.  The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements.  The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.  By signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities.  All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.  Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A. BACKGROUND INFORMATION

Name of Beneficial Owner of the Securities:

Business Address:
(Number and Street)

City:	State:	Zip Code:

Telephone Number:

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

Country/State of formation:	Approximate Date of formation:

Were you formed for the purpose of investing in the securities being offered?	Yes ☐	No ☐

If an individual:

Residence Address:
(Number and Street)

City:	State:	Zip Code:

Telephone Number:

Age:	Citizenship:	Where registered to vote:

1

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Company?	Yes ☐	No ☐

Social Security or Taxpayer Identification No.:

PART B. ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a purchaser of Securities of the Company.

☐ (1)
A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ (2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

☐ (3)	An insurance company as defined in Section 2(a)(13) of the Securities Act;

☐ (4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;

☐ (5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ (6)
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ (7)
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ (8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ (9)
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

☐ (10)
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Corporation;

2

☐ (11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (exclusive of the value of that person’s primary residence);

☐ (12)
A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

☐ (13)	An executive officer or director of the Company;

☐ (14)
An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

PART C. BAD ACTOR QUESTIONNAIRE

1.	During the past ten years, have you been convicted of any felony or misdemeanor that is related to any securities matter?

Yes ☐	(If yes, please continue to Question 1.a)

No ☐	(If no, please continue to Question 2)

a)
If your answer to Question 1 was “yes”, was the conviction related to: (i) the purchase or sale of any security; (ii) the making of any false filing with the Securities and Exchange Commission (the “SEC”); or (iii) the conduct of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

Yes   ☐        No    ☐

2.	Are you subject to any court injunction or restraining order entered during the past five years that is related to any securities matter?

Yes ☐	(If yes, please continue to Question 2.a)

No ☐	(If no, please continue to Question 3)

a)
If your answer to Question 2 was “yes”, does the court injunction or restraining order currently restrain or enjoin you from engaging or continuing to engage in any conduct or practice related to: (i) the purchase or sale of any security; (ii) the making of any false filing with the SEC; or (iii) the conduct of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

Yes   ☐        No    ☐

3

3.	Are you subject to any final order[1] of any governmental commission, authority, agency or officer[2](2) related to any securities, insurance or banking matter?

Yes ☐	(If yes, please continue to Question 3.a)

No ☐	(If no, please continue to Question 4)

a)	If your answer to Question 3 was “yes”:

i)
Does the order currently bar you from: (i) associating with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities?

Yes  ☐         No   ☐

ii)	Was the order (i) entered within the past ten years and (ii) based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct?

Yes   ☐         No   ☐

4.	Are you subject to any SEC disciplinary order?[3](3)

Yes ☐	(If yes, please continue to Question 4.a)

No ☐	(If no, please continue to Question 5)

a)
If your answer to Question 4 was “yes”, does the order currently: (i) suspend or revoke your registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) place limitations on your activities, functions or operations; or (iii) bar you from being associated with any particular entity or class of entities or from participating in the offering of any penny stock?

5.	Are you subject to any SEC cease and desist order entered within the past five years?

Yes ☐	(If yes, please continue to Question 5.a)

No ☐	(If no, please continue to Question 6)

a)
If your answer to Question 5 was “yes”, does the order currently require you to cease and desist from committing or causing a violation or future violation of (i) any knowledge-based anti-fraud provision of the U.S. federal securities laws[4] or (ii) Section 5 of the Securities Act?

Yes   ☐          No   ☐

1 A “final order” is defined under Rule 501(g) as a written directive or declaratory statement issued by a federal or state agency described in Rule 506(d)(1)(iii) under applicable statutory authority that provides for notice and an opportunity for a hearing, and that constitutes a final disposition or action by such federal or state agency.

2 You may limit your response to final orders of: (i) state securities commissions (or state agencies/officers that perform a similar function); (ii) state authorities that supervise or examine banks, savings associations or credit unions; (iii) state insurance commissions (or state agencies/officers that perform a similar function); (iv) federal banking agencies; (v) the U.S. Commodity Futures Trading Commission; or (vi) the U.S. National Credit Union Administration.

3 You may limit your response to disciplinary orders issued pursuant to Sections 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Advisers Act”).

4 Including (but not limited to) Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder.

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6.
Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association?

Yes ☐	(If yes, please describe the basis of any such suspension or expulsion and any related details in the space provided under Question 10 below)[5]

No ☐	(If no, please continue to Question 7)

7.
Have you registered a securities offering with the SEC, made an offering under Regulation A or been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC?

Yes ☐	(If yes, please continue to Question 7.a)

No ☐	(If no, please continue to Question 8)

a)	If your answer to Question 7 was “yes”:

i)	During the past five years, was any such registration statement or Regulation A offering statement the subject of a refusal order, stop order or order suspending the Regulation A exemption?

Yes   ☐        No    ☐

ii)	Is any such registration statement or Regulation A offering statement currently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

Yes   ☐         No    ☐

8.	Are you subject to a U.S. Postal Service false representation order entered within the past five years?

Yes   ☐       No    ☐

9.
Are you currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the U.S. Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

Yes   ☐       No    ☐

10.	In the space provided below, describe any facts or circumstances that caused you to answer “yes” to any Question (indicating the corresponding Question number). Attach additional pages if necessary.

A.	FOR EXECUTION BY AN INDIVIDUAL:

By:

Print Name:

Date

5 In providing additional information, please explain whether or not the suspension or expulsion resulted from “any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.”

5

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:

By:

Print Name:

Title:

Date

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

By:

Print Name:

Title:

Date

Entity Name:

By:

Print Name:

Title:

Date

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